UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2012 (June 27, 2012)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On June 27, 2012, NeurogesX, Inc. (the “Company”) was notified by The NASDAQ Stock Market LLC (“NASDAQ”) that trading in the Company’s securities will be suspended on NASDAQ effective with the open of trading on Friday, June 29, 2012. On that same date, the Company’s common stock will be eligible to trade on the Over the Counter Bulletin Board (or OTCBB), a market tier for OTC-traded companies that are registered and current in their reporting obligations with the Securities and Exchange Commission. The Company’s trading symbol will remain NGSX.

As previously announced, on April 17, 2012, NASDAQ notified the Company that its securities were subject to suspension and delisting based upon the Company’s non-compliance with the $50 million market value of listed securities requirement for continued listing for The NASDAQ Global Market. The Company appealed the determination to a NASDAQ Listing Qualifications Panel and a hearing was subsequently held. However, by letter dated June 27, 2012, the Panel indicated that it had determined not to grant the Company additional time to regain compliance with the continued listing criteria and, accordingly, that NASDAQ would move to suspend and delist the Company’s securities from the exchange.

ITEM 8.01. OTHER EVENTS.

The discussion set forth in Item 3.01 above is hereby incorporated by reference into this Item 8.01, as well as the contents of the press release filed as Exhibit 99.1 and is deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release entitled “Trading in NeurogesX Common Stock to Move from NASDAQ to OTCBB.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: June 29, 2012	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	Press release entitled “Trading in NeurogesX Common Stock to Move from NASDAQ to OTCBB.”